UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 18, 2005

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

        Texas                       000-22915                  76-0415919
     (State or other               (Commission             (I.R.S. Employer
     jurisdiction of               File Number)           Identification No.)
      incorporation)


           1000 Louisiana Street
                 Suite 1500
               Houston, Texas                                     77002
   (Address of principal executive offices)                     (Zip code)

       Registrant's telephone number, including area code: (713) 328-1000


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 18, 2005, based on the recommendation of the Compensation Committee, the Board of Directors of Carrizo Oil & Gas, Inc. (the "Company") approved the terms of compensation to be paid to each director not employed by the Company or any of its subsidiaries (an "Outside Director") in respect of his service on the Board for the 2005-2006 director term.

     Each Outside Director will receive an annual retainer for the 2005-2006 director term of $10,000 per year plus compensation of $2,500 per regular meeting attended ($1,000 if attended via telephone), $1,000 per special meeting attended ($500 if attended via telephone) and $1,000 per committee meeting attended ($500 if attended via telephone). The Chairmen of the Audit, Compensation and Nominating Committees will receive an additional retainer of $12,500, $6,000 and $2,500, respectively. Non-chairman members of the Audit Committee and the Compensation Committee will receive an annual retainer of $7,500 and $4,000 per annual term, respectively.

     Each continuing Outside Director, except Steven A. Webster, will receive 1,000 shares of restricted stock, and the non-chairman members of the Audit and Compensation Committees will receive an additional 1,500 and 1,000 shares of restricted stock, respectively. The grants will be made under the Company's Incentive Plan (the "Incentive Plan"). Subject to shareholder approval of an amendment to the Incentive Plan at the 2005 Annual Meeting of Shareholders, expected to be held on May 10, 2005, the Chairmen of the Audit, Compensation and Nominating Committees will receive an additional 2,500, 1,500 and 1,500 shares of restricted stock, respectively, except Mr. Webster will not receive the award for the Nominating Committee Chairman. Mr. Webster will not receive the awards mentioned above which he would otherwise be entitled in light of the consulting agreement between the Company and an entity owned by Mr. Webster. The restricted stock granted to the Outside Directors is expected to vest in full on the first anniversary of the date of grant, or, if the amendment to the Incentive Plan does not receive shareholder approval, in three equal installments on the first, second and third anniversaries of the date of grant, or in full earlier upon a change in control of the Company or the director's death.

     In addition, the Compensation Committee approved (1) the form of Director Award Agreement that will govern the terms and conditions of restricted stock awards made to Outside Directors in the event the amendment to the Incentive Plan receives shareholder approval, (2) the form of Director Award Agreement that will govern the terms and conditions of restricted stock awards made to Outside Directors in the event the amendment to the Incentive Plan does not receive shareholder approval, and (3) the form of Employee Award Agreement that will govern the terms and conditions of restricted stock awards made to employees in either event.

     The foregoing descriptions of the award agreements under the Incentive Plan and the terms of the restricted stock granted to the Outside Directors and employees are not complete and are qualified by reference to the complete agreements which are attached hereto as exhibits and incorporated herein by reference.

     The information contained in this Current Report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the approval of the amendment to the Incentive Plan by the Company's shareholders. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit Number          Description
10.1                    Director  Restricted Stock  Award  Agreement  under  the
                        Incentive Plan  of  Carrizo  Oil & Gas, Inc. (subject to
                        shareholder approval of the Fifth Amendment).

10.2                    Director Restricted  Stock  Award  Agreement  under  the
                        Incentive Plan of Carrizo Oil & Gas, Inc.

10.3                    Employee  Restricted  Stock Award  Agreement  under  the
                        Incentive Plan of Carrizo Oil & Gas, Inc.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. CARRIZO OIL & GAS, INC.


                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name:  Paul F. Boling
                                      Title: Vice President and
                                             Chief Financial Officer

Date:  April 19, 2005

                                  EXHIBIT INDEX

10.1 Director Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc. (subject to shareholder approval of the Fifth Amendment).

10.2    Director   Restricted Stock Award Agreement under  the Incentive Plan of
        Carrizo Oil & Gas, Inc.

10.3 Employee Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc.



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